Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8, File No. 333-162740) pertaining to the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan,
2.Registration Statement (Form S-8, File No. 333-138682) pertaining to the Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan,
3.Registration Statement (Form S-8, File No. 333-183031) pertaining to the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan,
4.Registration Statement (Form S-8, File No. 333-219509) pertaining to the Chart Industries, Inc. 2017 Omnibus Equity Plan, and
5.Registration Statement (Form S-3, File No. 333-232049) of Chart Industries, Inc.

of our reports dated February 22, 2019, except for Notes 3, 4 and 5, as to which the date is March 1, 2021, with respect to the consolidated financial statements and schedule of Chart Industries, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Chart Industries, Inc. for the year ended December 31, 2018.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 1, 2021